UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure presented in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On March 16, 2022, PolarityTE, Inc. (the “Company”), filed a Certificate of Designation with the Delaware Secretary of State designating 3,000.000435 shares of “blank check” preferred stock as Series A Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,000 per share (the “Series A Stock”), and designating 2,000.00029 shares of “blank check” preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,000 per share (the “Series B Stock”). Prior to June 2022, all the Series A Stock and Series B Stock had been converted to common stock, so that as of June 15, 2022, no shares of Series A Stock and Series B Stock remained issued and outstanding and, accordingly, the Board of Directors of the Company adopted resolutions approving elimination of the Series A Stock and Series B Stock from the authorized capital of the Company and returning such shares to the status of authorized and unissued shares of the “blank check” preferred stock of the Company. On June 15, 2022, a Certificate of Elimination was filed with the Secretary of State of the State of Delaware, which had the effect of amending the Company’s Restated Certificate of Incorporation, as amended, to eliminate the Series A Stock and Series B Stock as described above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: June 16, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer